CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund in the John Hancock Tax-Free Income Funds Prospectus, and "Independent Auditors " in the John Hancock California Tax-Free Income Fund Statement of Additional Information in Post-Effective Amendment Number 17 to Registration Statement (Form N-1A, No. 33-31675) dated January 1, 1999.

We also consent to the incorporation by reference of our report dated October 9, 1998, with respect to the financial statements and financial highlights of the John Hancock California Tax-Free Income Fund in the Form N-1A.


                                                            /s/ERNST & YOUNG LLP
                                                            --------------------
                                                            ERNST  & YOUNG LLP
Boston, Massachusetts
December 21, 1998